UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2019

eBay Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37713	77-0430924
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2025 Hamilton Avenue
San Jose, California 95125
(Address of principal executive offices)

(408) 376-7008
(Registrant's telephone number, including area code)

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The information in this report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not to be incorporated by reference into any filing by eBay Inc. (the “Company”, the "company" or “eBay”), under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing, unless otherwise expressly stated in such filing.

Item 2.02. Results of Operations and Financial Condition.

On January 29, 2019, the company announced its financial results for the quarter ended December 31, 2018. A copy of the company's press release announcing its financial results and certain other information is attached as Exhibit 99.1 to this report.

The attached press release includes the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission, or the SEC: non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating margin, non-GAAP effective tax rate, and free cash flow. These non-GAAP measures are presented on a continuing operations basis. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles. See “Business Outlook,” “Non-GAAP Measures of Financial Performance,” “Reconciliation of GAAP Operating Margin to Non-GAAP Operating Margin,” “Reconciliation of GAAP Net Income to Non-GAAP Net Income and GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate,” and “Reconciliation of Operating Cash Flow to Free Cash Flow” included in the attached press release for further information regarding these non-GAAP financial measures, including a reconciliation of these measures to the nearest comparable GAAP measures and an explanation of why the company includes these non-GAAP measures.

Item 7.01. Regulation FD Disclosure.

On January 29, 2019, the Company announced that its Board of Directors (the “Board”) approved the initiation of a dividend program under which the Company will pay a regular quarterly cash dividend per share of common stock of the Company, par value $0.001 per share (“Company Common Stock”). The first quarterly dividend of $0.14 per share of Company Common Stock will be paid on or about March 20, 2019 to stockholders of record as of the close of business on March 1, 2019.

On January 29, 2019, the Company also announced that the Board authorized a $4.0 billion stock repurchase program, with no expiration from the date of authorization, which is incremental to previously existing authorization. As of December 31, 2018, approximately $3.2 billion remained available under the Company’s previous stock repurchase authorization. The Company expects to execute up to $5.0 billion of stock repurchases in 2019. Any repurchases under the Company's stock repurchase program may be made through open market transactions, block trades, privately negotiated transactions (including accelerated share repurchase transactions) or other means at times and in such amounts as management deems appropriate. The timing and number of shares of Company Common Stock repurchased will depend on a variety of factors, including corporate and regulatory requirements, price and other market conditions and management's determination as to the appropriate use of the Company's cash. The Company’s stock repurchase program does not obligate it to repurchase any specific number of shares of Company Common Stock and may be limited or terminated at any time.

The dividend and additional stock repurchase program are further described in the Company's press release attached as Exhibit 99.1 to this report.

This report, including Exhibit 99.1, contains forward-looking statements relating to, among other things, the Company's future performance, dividend program and stock repurchase program. A more thorough discussion of certain factors that may affect the Company's actual results and these matters is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting the Company's investor relations web site at https://investors.ebayinc.com or the SEC's web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this report, including Exhibit 99.1, which are based on information available to the Company on the date hereof. The Company assumes no obligation to update such statements.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is furnished with this report:

99.1	Press release dated January 29, 2019

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release dated January 29, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.
(Registrant)

Date: January 29, 2019	/s/ Marc D. Rome
Name: Marc D. Rome
Title: Vice President, Legal, Deputy General Counsel & Assistant Secretary